Exhibit 99.1

Medidata Solutions Reports Record Third Quarter 2013 Results

  Record revenues of $70.9 million, a 27% year-over-year increase
  Record application services revenue of $57.9 million, a 32% year-over-year increase
  Raises 2013 revenue guidance to between $275.3 and $276.8 million

NEW YORK--(BUSINESS WIRE)--October 24, 2013--Medidata Solutions (NASDAQ: MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the third quarter 2013 and provided detailed financial guidance.

“I am very proud of our company’s strong execution in the most recent quarter and year to date, as our results came in at record levels. Current and new customers are increasingly choosing to work on the Medidata Clinical Cloud™ to drive innovation and improve productivity in their clinical development efforts,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Our number one priority is to drive value for our clients as they work to bring new life-enhancing and innovative drugs to market. While our financial results and operational metrics tell a great story, underlying them is an evolving opportunity that holds tremendous potential for our future. Medidata’s vertical cloud focus, innovative platform and unique data assets are embedding us in the industry’s transformation and are driving a broad range of new opportunities.”

Third Quarter 2013 Results

  Total revenues for the third quarter of 2013 were $70.9 million, an increase of $15.1 million, or 27%, compared with $55.8 million in 2012. Application services revenue was $57.9 million, an increase of 32% compared with the same period last year.
  GAAP operating income for the quarter increased to $9.5 million, up 39%, compared with $6.8 million a year ago. Non-GAAP operating income* for the third quarter of 2013 increased to $18.2 million, up 55%, compared with $11.8 million a year ago.
  Medidata completed an offering of $287.5 million aggregate principal amount of 1.00% convertible senior notes due in 2018.
  GAAP net income for the third quarter of 2013 was $5.3 million, or $0.20 per diluted share, up 30%, compared with $4.1 million, or $0.16 per diluted share, in the third quarter of 2012. GAAP net income for the third quarter of 2013 includes cash and non-cash interest expenses associated with the convertible senior notes issued during the quarter. Adjusted non-GAAP net income* for the third quarter of 2013 was $10.7 million, or $0.40 per diluted share, up 75%, compared with $6.1 million, or $0.24 per diluted share, in the third quarter of 2012 and excludes the impact of the non-cash interest expense related to our convertible senior notes. See our non-GAAP reconciliation included in this release for full details of our non-GAAP adjustments associated with our convertible senior notes and other items.

  Application services backlog for the remainder of the year as of September 30, 2013, increased to $59.5 million, up 35% over the comparable period a year ago.
  Total cash, cash equivalents and marketable securities were $428.0 million at the end of the third quarter, an increase of $304.4 million, or 246%, as compared with $123.6 million at the end of the third quarter of 2012, primarily due to net proceeds of $279.4 million from the convertible senior notes issued during the quarter.
  Cash flow from operations was $20.4 million in the third quarter, up 140% year-over-year.

Additional Highlights

  47% of customers had committed to multiple products at the end of the third quarter of 2013, as compared with 36% at the end of the third quarter of 2012, reflecting increased adoption of our portfolio of solutions.
  Medidata’s customer base grew to 379 in the third quarter of 2013, up 14% from the third quarter of 2012.
  Non-Rave revenues increased 92% year over year, driven by increased adoption of solutions, including data analytics, patient randomization and trial supply, study and protocol design, medical coding, and trial management.

“Our revenue growth, margin improvement, profitability and strong cash flows highlight the benefits of our vertically focused business model,” said Cory Douglas, Medidata’s chief financial officer. “Given our strong performance year to date, solid backlog coverage, industry leading revenue retention and a healthy pipeline of future opportunities, we are once again raising our 2013 guidance.”

Financial Outlook

For the full year 2013, the company now expects:

  Revenues between $275.3 and $276.8 million.
  Professional services revenues in the high $40 million range.
  Non-GAAP operating income between $66.9 and $67.9 million. Based on current estimates, this would equate to GAAP operating income between $32.4 and $33.4 million.
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization at a 40% effective tax rate, between $37.3 and $38.3 million. Based on current estimates, this would equate to GAAP net income between $17.6 and $18.6 million.

  While changes in the stock price could change the fully diluted share count, the company is assuming 26.9 million fully diluted shares.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, November 7, 2013, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 7435697. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions

Medidata Solutions is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud™ brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2012. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, an adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, an adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these Non-GAAP measures enhance investors’ ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Application services	$57,946	$43,973	$164,944	$123,910
Professional services	13,000	11,872	37,330	35,807
Total revenues	70,946	55,845	202,274	159,717
Cost of revenues (1)(2)
Application services	9,344	8,402	27,318	24,099
Professional services	7,918	7,497	23,993	22,190
Total cost of revenues	17,262	15,899	51,311	46,289
Gross profit	53,684	39,946	150,963	113,428
Operating costs and expenses:
Research and development (1)	13,130	11,239	37,140	31,822
Sales and marketing (1)(2)	15,445	12,147	46,187	34,793
General and administrative (1)	15,633	9,721	42,232	28,170
Total operating costs and expenses	44,208	33,107	125,559	94,785
Operating income	9,476	6,839	25,404	18,643
Interest and other income (expense):
Interest expense	(2,133)	(71)	(2,178)	(120)
Interest income	109	65	244	196
Other expense, net	(226)	(7)	(82)	(17)
Total interest and other (expense) income, net	(2,250)	(13)	(2,016)	59
Income before income taxes	7,226	6,826	23,388	18,702
Provision for income taxes	1,953	2,773	7,309	7,275
Net income	$5,273	$4,053	$16,079	$11,427
Earnings per share:
Basic	$0.20	$0.16	$0.63	$0.47
Diluted	$0.20	$0.16	$0.60	$0.45
Weighted average common shares outstanding:
Basic	25,724	24,773	25,425	24,400
Diluted	27,000	25,682	26,752	25,292
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$665	$483	$1,990	$1,292
Research and development	454	289	1,539	787
Sales and marketing	1,597	761	4,541	2,128
General and administrative	4,400	1,318	11,375	3,956
Total stock-based compensation	$7,116	$2,851	$19,445	$8,163
(2) Amortization expense of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$102	$318	$484	$955
Sales and marketing	33	129	179	387
Total amortization of intangible assets	$135	$447	$663	$1,342

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income, Non-GAAP Net Income, and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating income:
GAAP operating income	$9,476	$6,839	$25,404	$18,643
GAAP operating margins	13.4%	12.3%	12.6%	11.7%
Stock-based compensation	7,116	2,851	19,445	8,163
Depreciation and amortization	1,564	1,969	4,888	5,997
Contingent consideration adjustment (1)	60	117	180	277

Non-GAAP operating income	$18,216	$11,776	$49,917	$33,080
Non-GAAP operating margins	25.7%	21.1%	24.7%	20.7%
Net income:
GAAP net income	$5,273	$4,053	$16,079	$11,427
Stock-based compensation	7,116	2,851	19,445	8,163
Amortization	135	447	663	1,342
Contingent consideration adjustment (1)	60	117	180	277
Non-cash interest expense on convertible senior notes (2)	1,696	—	1,696	—

Non-GAAP net income	14,280	7,468	38,063	21,209
Tax impact on add-back items (3)	(3,603)	(1,366)	(8,794)	(3,913)
Adjusted non-GAAP net income	$10,677	$6,102	$29,269	$17,296
GAAP basic earnings per share	$0.20	$0.16	$0.63	$0.47
GAAP diluted earnings per share	$0.20	$0.16	$0.60	$0.45
Non-GAAP basic earnings per share	$0.56	$0.30	$1.50	$0.87
Non-GAAP diluted earnings per share	$0.53	$0.29	$1.42	$0.84
Adjusted Non-GAAP basic earnings per share	$0.42	$0.25	$1.15	$0.71
Adjusted Non-GAAP diluted earnings per share	$0.40	$0.24	$1.09	$0.68

(1)	Amount represents the effect of changes in fair value of contingent consideration liability.

(2)	During the third quarter of 2013, we issued $287.5 million in convertible senior notes (the "Notes") with a coupon interest rate of 1.00%. Interest is paid semiannually on February 1 and August 1 over the five-year term of the notes. In connection with the Notes, we are required to recognize non-cash interest expense, including amortization of debt discount and issuance costs, in accordance with accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense for purposes of calculating non-GAAP net income and adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the Notes were issued; therefore both are not indicative of our continuing operations or meaningful when comparing current results to past results.

(3)	Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and nine months ended September 30, 2013 and 2012. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$191,645	$32,683
Marketable securities	166,970	89,871
Accounts receivable, net of allowance for doubtful accounts of $1,080 and $747, respectively	40,516	42,359
Prepaid commission expense	3,489	2,281
Prepaid expenses and other current assets	16,637	8,042
Deferred income taxes	3,706	7,465
Total current assets	422,963	182,701

Restricted cash	4,137	388
Furniture, fixtures and equipment, net	23,759	10,474
Marketable securities, long-term	69,337	—
Goodwill	15,377	15,382
Intangible assets, net	1,025	1,708
Deferred income taxes, long-term	—	11,055
Other assets	9,777	2,923
Total assets	$546,375	$224,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,930	$2,998
Accrued payroll and other compensation	14,778	14,140
Accrued expenses and other	8,147	6,674
Deferred revenue	52,159	50,348
Capital lease obligations	56	55
Total current liabilities	79,070	74,215
Noncurrent liabilities:
Convertible 1.00% senior notes, net	227,006	—
Deferred revenue, less current portion	2,451	4,323
Deferred tax liabilities	12,401	624
Capital lease obligations, less current portion	58	100
Other long-term liabilities	9,994	3,278
Total noncurrent liabilities	251,910	8,325
Total liabilities	330,980	82,540
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 100,000 shares authorized, 27,349 and 26,405 shares issued; 26,747 and 26,039 shares outstanding, respectively	273	264
Additional paid-in capital	228,855	160,637
Treasury stock, 602 and 366 shares, respectively	(16,375)	(5,626)
Accumulated other comprehensive loss	(316)	(63)
Retained earnings (accumulated deficit)	2,958	(13,121)
Total stockholders' equity	215,395	142,091
Total liabilities and stockholders' equity	$546,375	$224,631

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$16,079	$11,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,888	5,997
Stock-based compensation	19,445	8,163
Amortization of discounts or premiums on marketable securities	1,762	1,032
Deferred income taxes	2,954	5,493
Amortization of debt issuance costs	258	45
Amortization of debt discount	1,483	—
Excess tax benefit associated with equity awards	(4,386)	(957)
Contingent consideration adjustment	180	277
Provision for doubtful accounts	657	187
Loss on fixed asset disposal	239	—
Changes in operating assets and liabilities:
Accounts receivable	1,640	(5,876)
Prepaid commission expense	(723)	(841)
Prepaid expenses and other current assets	(515)	(2,538)
Other assets	(1,933)	(1,525)
Accounts payable	920	(646)
Accrued payroll and other compensation	522	979
Accrued expenses and other	4,933	388
Deferred revenue	(286)	(4,652)
Other long-term liabilities	1,391	(251)

Net cash provided by operating activities	49,508	16,702
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(18,864)	(3,923)
Purchase of available-for-sale marketable securities	(239,383)	(84,758)
Proceeds from sale of available-for-sale marketable securities	91,150	60,007
Net increase in restricted cash	(3,749)	—

Net cash used in investing activities	(170,846)	(28,674)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,838	6,975
Excess tax benefit associated with equity awards	4,386	957
Payment of acquisition-related earn-out	(380)	(251)
Repayment of obligations under capital leases	(41)	(105)
Proceeds from issuance of convertible senior notes	287,500	—
Payment of costs associated with issuance of convertible senior notes	(8,144)	—
Acquisition of treasury stock	(10,748)	(3,440)
Repayment of notes payable	(48)	—

Net cash provided by financing activities	280,363	4,136

Net increase (decrease) in cash and cash equivalents	159,025	(7,836)
Effect of exchange rate changes on cash and cash equivalents	(63)	26
Cash and cash equivalents - Beginning of period	32,683	45,214
Cash and cash equivalents - End of period	$191,645	$37,404

CONTACT:
Investors:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Gail Janowitz, 212-918-1792
gjanowitz@mdsol.com